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                                                                    EXHIBIT 23.4

                        CONSENT OF CHARTERED ACCOUNTANTS

     We hereby consent to the use in the Registration Statement of Viasystems, Inc. on Form S-4 of our report dated December 20, 1996, relating to the consolidated statements of earnings, retained earnings, and changes in financial position of Circo Craft Co. Inc. for the nine-month period ended September 30, 1996, included in the Prospectus, which is part of the Registration Statement, and to the reference to our firm under the heading "Experts".

Coopers & Lybrand
General Partnership
Chartered Accountants

Montreal, Quebec
April 15, 1998